CONSENT OF FORMER INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Highland Funds I, of our report dated November 27, 2019, relating to the financial statements and financial highlights of Highland Socially Responsible Equity Fund, which appears in the Highland Funds II Annual Report on Form N-CSR for the year ended September 30, 2019.

We also consent to the incorporation by reference in such Registration Statement, of our report dated August 30, 2019, relating to the financial statements and financial highlights of NexPoint Merger Arbitrage Fund, which appears in the Highland Funds I Annual Report on Form N-CSR for the year ended June 30, 2019.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Statement of Additional Information for Highland Funds II dated January 31, 2020 and incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

January 15, 2021